UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2023

BROAD STREET REALTY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09043	36-3361229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Woodmont Ave, Suite 350
Bethesda, Maryland		20814
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301 828-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

Amended and Restated Charter

On October 23, 2023, Broad Street Realty, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware the Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”), which become effective upon filing. The Amended and Restated Charter, which was approved by the Company’s stockholders at the Annual Meeting (as defined below), effected, among other things, the following modifications to the rights of holders of common stock:

•
an increase to the Company’s total number of authorized shares of common stock and preferred stock from 51,000,000 shares to 301,000,000 shares, which consists of (i) increasing the number of authorized shares of common stock from 50,000,000 shares to 300,000,000 shares and (ii) maintaining the number of authorized shares of preferred stock at 1,000,000 shares.
•
certain changes to the voting rights of common stockholders included in the Company’s Restated Certificate of Incorporation (the “Existing Charter”), including clarifying common stockholders’ voting rights on matters related solely to preferred stockholders, clarifying that there is no right to cumulate votes on behalf of any nominee for election to the Company’s Board of Directors and clarifying certain stockholder approval rights relating to mergers and other dispositions of the Company’s assets that are governed under the Delaware General Corporation Law;
•
unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law and subject to applicable jurisdictional requirements, the Court of Chancery of the State of Delaware (the “Court of Chancery”) is the sole and exclusive forum for certain actions and the U.S. federal district courts are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended;
•
if the Company’s Board of Directors makes an election to be taxed as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes, stockholders will be subject to stock ownership limitations and transfer restrictions necessary to comply with requirements for qualification as a REIT; and
•
(i) any amendment or other modification of certain provisions of the Amended and Restated Charter requires the approval of two-thirds of the shares entitled to vote thereon, (ii) for stockholder-amendments to the bylaws, two-thirds of the shares entitled to vote thereon must approve the amendment and (iii) the removal of the Existing Charter’s requirement for the approval of holders of two-thirds of the outstanding shares of common stock present to amend the charter or bylaws in a way that reduces the priority of payment or amount payable to holders of shares of common stock upon liquidation or that would diminish or eliminate any voting rights of common stockholders.

The disclosure set forth in the sections entitled “Proposal 3: Approval and Adoption of the Amended and Restated Charter” and “Proposals 4A-4F: Approval of the Advisory Charter Proposals” beginning on pages 18 and 21, respectively, of the Proxy Statement (as defined below) is incorporated herein by reference.

The foregoing description of the modifications to the rights of common stockholders does not purport to be complete and is qualified in its entirety by reference to the copy of the Amended and Restated Charter filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Bylaws

Effective October 23, 2023, the Board of Directors of the Company (the “Board”) adopted Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), to conform the bylaws of the Company to the Amended and Restated Charter and customary provisions of bylaws of public companies. Among other things, the Amended and Restated Bylaws effected the following modifications to the rights of holders of common stock:

•
the manner in which special meetings of stockholders may be called is not specified in the Amended and Restated Bylaws, which references the requirements in the Amended and Restated Charter. The Amended and Restated Charter provides that only the Board may call a special meeting of stockholders, which varies from the prior bylaws which allowed for 10% of the stockholders to call a special meeting;
•
the Amended and Restated Bylaws include notice and other requirements for stockholders to propose director nominees and other business to be conducted at stockholder meetings, which requirements comply with the federal securities laws applicable to stockholder nominations and business proposals;
•
the Amended and Restated Bylaws provide that a quorum for a meeting of the stockholders is one-third of all voting shares, as compared to the prior bylaws, which provided that a quorum for a meeting of the stockholders was a majority of the shares;

•
the Amended and Restated Bylaws provide that, in a contested election, directors will be elected by a plurality and, in uncontested elections, directors will be elected by a majority of votes cast with respect to such director (not counting abstentions or broker non-votes);
•
the Amended and Restated Bylaws exclude provisions included in the prior bylaws related to termination of the Company and mergers and other extraordinary transactions, which matters are now governed by Delaware law and the Amended and Restated Charter; and
•
the Amended and Restated Bylaws clarify the vote requirements for amendments to the bylaws, which provide that the Board may amend the bylaws without stockholder approval and require the approval of holders of at least two-thirds in voting power of all the then-outstanding shares of stock entitled to vote thereon for stockholders to adopt future bylaws amendments.

The foregoing description of the modifications to the rights of common stockholders does not purport to be complete and is qualified in its entirety by reference to the copy of the Amended and Restated Bylaws filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information under Item 3.01 is incorporated into this Item 5.03 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 23, 2023, the Company held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders voted on eleven proposals presented at the Annual Meeting, which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on September 8, 2023 (the “Proxy Statement”). Holders of 22,377,073 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting.

The following are the voting results of the proposals submitted to the Company’s stockholders at the Annual Meeting:

Proposal 1 (Election of Directors) — The Company’s stockholders elected the following seven persons as directors of the Company, each to serve as such until the Company’s annual meeting of stockholders to be held in 2024, or until his or her respective successor is duly elected and qualified. The following table sets forth the voting results for each director nominee:

Director Nominee	For	Against	Abstentions	Broker Non-Votes
Michael Z. Jacoby	19,146,204	777,203	153,412	2,300,254
Jeffrey H. Foster	18,823,892	594,786	658,141	2,300,254
Daniel J.W. Neal	18,827,249	593,490	656,080	2,300,254
Noah Shore	18,861,757	583,076	631,986	2,300,254
Samuel M. Spiritos	18,704,051	753,975	618,793	2,300,254
Jeffery C. Walraven	18,864,586	422,542	789,691	2,300,254
Thomas M. Yockey	19,190,215	623,559	263,045	2,300,254

Proposal 2 (Ratification of Cherry Bekaert LLP) — The Company’s stockholders approved the proposal to ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023. The following table sets forth the voting results for this proposal:

For	Against	Abstentions
21,359,341	312,833	704,899

Proposal 3 (Amended and Restated Charter) — The Company’s stockholders approved the proposal to approve and adopt the Amended and Restated Charter. The following table sets forth the voting results for this proposal:

For	Against	Abstentions	Broker Non-Votes
18,614,710	938,403	523,706	2,300,254

Proposal 4A-4F (Advisory Charter Proposals) — Set forth below are the results of separate proposals to approve (on a non-binding, advisory basis) amendments to the Existing Charter:

Proposal 4A: The Company’s stockholders approved the proposal to approve the amendments to the Existing Charter to increase the Company’s total number of authorized shares of common stock and preferred stock from 51,000,000 shares to 301,000,000 shares, which consists of (i) increasing the number of authorized shares of common stock from 50,000,000 shares to 300,000,000 shares and (ii) maintaining the number of authorized shares of preferred stock at 1,000,000 shares. The following table sets forth the voting results for this proposal:

For	Against	Abstentions
18,445,752	3,089,317	842,004

Proposal 4B: The Company’s stockholders approved the proposal to approve the amendments to the Existing Charter to make certain changes to the voting rights of common stockholders included in the Existing Charter, including clarifying common stockholders voting rights on matters related solely to preferred stockholders, clarifying that there is no right to cumulate votes on behalf of any nominee for election to the Company’s Board of Directors and updating stockholder approval rights relating to certain matters. The following table sets forth the voting results for this proposal:

For	Against	Abstentions	Broker Non-Votes
17,229,924	1,909,574	937,321	2,300,254

Proposal 4C: The Company’s stockholders approved the proposal to approve the amendments to the Existing Charter to provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery and the U.S. federal district courts, as applicable, are the sole and exclusive forum for certain actions. The following table sets forth the voting results for this proposal:

For	Against	Abstentions	Broker Non-Votes
17,413,475	1,967,920	695,424	2,300,254

Proposal 4D: The Company’s stockholders approved the proposal to approve the amendments to the Existing Charter to include certain provisions related to a potential future election by the Company to be taxed as a REIT for federal income tax purposes, including provisions giving the Company’s Board of Directors the authority to make such election and stock ownership limitations and transfer restrictions necessary to comply with requirements for qualification as a REIT. The following table sets forth the voting results for this proposal:

For	Against	Abstentions	Broker Non-Votes
18,421,741	868,792	786,286	2,300,254

Proposal 4E: The Company’s stockholders approved the proposal to approve the amendments to the Existing Charter to (i) provide that any amendment or other modification of certain provisions of the Amended and Restated Charter requires the approval of two-thirds of the shares entitled to vote thereon, (ii) require that, for stockholder-amendments to the bylaws, two-thirds of the shares entitled to vote thereon must approve the amendment and (iii) remove the requirement for the approval of holders of two-thirds of the outstanding shares of common stock present to amend the charter or bylaws in a way that reduces the priority of payment or amount payable to holders of shares of common stock upon liquidation or that would diminish or eliminate any voting rights of common stockholders. The following table sets forth the voting results for this proposal:

For	Against	Abstentions	Broker Non-Votes
18,338,909	1,076,323	661,587	2,300,254

Proposal 4F: The Company’s stockholders approved the proposal to approve the amendments to the Existing Charter to make certain other changes that the Company’s Board of Directors deems appropriate to modernize the charter and conform the charter to customary provisions of charters of public companies. The following table sets forth the voting results for this proposal:

For	Against	Abstentions	Broker Non-Votes
18,336,549	1,006,577	733,693	2,300,254

Proposal 5 (Advisory Vote on Executive Compensation) — The Company’s stockholders approved (on a non-binding, advisory basis) the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The following table sets forth the voting results for this proposal:

For	Against	Abstentions	Broker Non-Votes
16,908,854	2,364,946	803,019	2,300,254

Proposal 6 (Advisory Vote on Frequency of Holding an Advisory Vote on Executive Compensation)— The Company’s stockholders selected (on a non-binding, advisory basis)one year as the preferred frequency that the Company should seek an advisory vote on the compensation of the Company’s named executive officers.. The following table sets forth the voting results for this proposal:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
17,733,207	1,067,180	333,265	943,167	2,300,254

Based on the results of Proposal 6, the Company’s Board of Directors has determined that the Company will hold future stockholder advisory votes on the compensation of its named executive officers every year.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated Bylaws.
104	Cover Page Interactive Data File – The cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROAD STREET REALTY, INC.

Date:	October 24, 2023	By:	/s/ Michael Z. Jacoby
Michael Z. Jacoby Chief Executive Officer